Exhibit 14



                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
USAA Mutual Fund Inc.
USAA Investment Trust


We consent to the use of our reports dated September 7, 2001 and July 3, 2001 for USAA Income Fund and USAA Income Strategy Fund, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" and "Experts" in Part A of this registration statement being filed on Form N-14.


                                        KPMG LLP


San Antonio, Texas
February 22, 2002